                                                                    EXHIBIT 4(m)

                 INCORPORATED UNDER THE LAWS           -------------------------
                   OF THE STATE OF GEORGIA
----------                                             -------------------------
      TG             CUSIP  000000  00  0                       SHARES
NO.
----------    SEE REVERSE FOR CERTAIN DEFINITIONS



                          GEORGIA-PACIFIC CORPORATION
                                 TIMBER GROUP

        This certifies that

[GEORGIA-
PACIFIC
(The Timber
Company)
LOGO
APPEARS
HERE]
        is the owner of

            full paid and non-assessable shares, of the par value of eighty cents each, of the common stock of Georgia-Pacific Corporation transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

            Witness, the signatures of the duly authorized officers of the Corporation.

        Dated

        COUNTERSIGNED AND REGISTERED:
          FIRST CHICAGO TRUST COMPANY OF NEW YORK
                           TRANSFER AGENT            GEORGIA-PACIFIC CORPORATION
                           AND REGISTRAR
        BY

                                /s/ Kenneth Khoury          /s/ A. D. Correll
                                ------------------          -----------------
          AUTHORIZED OFFICER    SECRETARY                   CHAIRMAN


    This certificate also evidences and entitles the holder thereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Georgia-Pacific Corporation (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of December 16, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                          GEORGIA-PACIFIC CORPORATION

    THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER OF THE CORPORATION UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (A) THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED, (B) THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK, WITHOUT PAR VALUE, OF THE CORPORATION SO FAR AS SUCH RIGHTS AND PREFERENCES HAVE BEEN FIXED AND DETERMINED AND (C) THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES, SUCH REQUESTS MAY BE ADDRESSED TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE OR TO THE SECRETARY OF THE CORPORATION IN ATLANTA, GEORGIA.
    ALL SHARES OF COMMON STOCK, PAR VALUE EIGHTY CENTS PER SHARE, OF THE CORPORATION ARE SUBORDINATE TO AUTHORIZED SHARES OF PREFERRED STOCK, WITHOUT PAR VALUE, OF THE CORPORATION WITH RESPECT TO DIVIDENDS AND AMOUNTS PAYABLE ON LIQUIDATION.

                                 ------------

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
    TEN COM--as tenants in common
    TEN ENT--as tenants by the entireties
    JT TEN --as joint tenants with right of
             survivorship and not as tenants
             in common
    UNIF GIFT MIN ACT--         Custodian
                       (Cust)            (Minor)
                     under Uniform Gifts to Minors
                     Act
                          (State)

  Additional abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto
                    ----------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                          shares
-------------------------------------------------------------------------

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                   ---------------------------------------------

                                                                        Attorney
-----------------------------------------------------------------------

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      -----------------------


                                       ----------------------------------------
                                       NOTICE THE SIGNATURE OF THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE IN EVERY
                                       PARTICULAR WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER

                                       -----------------------------------------
                                       THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                       AN "ELIGIBLE GUARANTOR INSTITUTION" WITH
                                       MEMBERSHIP IN AN APPROVED SIGNATURE
                                       GUARANTEE MEDALLION PROGRAM PURSUANT TO
                                       RULE 17Ad-15 UNDER THE SECURITIES
                                       EXCHANGE ACT OF 1934, AS AMENDED.
                                       -----------------------------------------

                                       SIGNATURE(S) GUARANTEED BY:



                                       -----------------------------------------